Exhibit 99.1

Contacts:
Media	Investors
Brad Bishop	Sean O’Hara	Sam Leno
574-372-4291	574-371-8032	574-372-4790
bradley.bishop@zimmer.com	sean.f.ohara@zimmer.com	sam.leno@zimmer.com
Zimmer Reports Third Quarter 2006 Financial Results
Highlights
•	Net Sales of $820 million represent an increase of 8% reported (7% constant currency)

•	Americas Reconstructive sales increased 8% reported (7% constant currency)

•	Dental sales increased 20% reported (19% constant currency)

•	Worldwide and Americas recorded positive price increases of 0.3% and 1.8%, respectively

•	Continued margin strength—78% gross, 31% operating and 22% net reported; 78% gross, 32% operating and 23% net adjusted; and 78% gross, 34% operating and 24% net adjusted excluding the effect of share-based payment

•	Diluted EPS were $0.76 reported, $0.77 adjusted, and $0.82 adjusted excluding the effect of share-based payment, an increase of 17%

•	Operating cash flow of $286 million, a 23% increase over prior year

•	Repurchased 4.8 million common shares
(WARSAW, IN) October 25, 2006 — Zimmer Holdings, Inc. (NYSE and SWX: ZMH) today reported financial results for the quarter ended September 30, 2006. For the quarter, the Company announced net sales of $820 million, an increase of 8% reported and 7% constant currency over the prior year period. Diluted earnings per share for the quarter were $0.76 reported and $0.77 adjusted, exceeding First Call earnings estimates of $0.75 adjusted.

Reported and adjusted diluted earnings per share for the third quarter of 2006 include a $0.05 per diluted share impact related to SFAS 123(R), Share-Based Payment. Effective January 1, 2006, the Company adopted this new accounting standard using the modified-prospective method. In accordance with this adoption method, the Company is not adjusting its historical financial statements to reflect the impact of share-based payment. Excluding the impact of SFAS 123(R), adjusted diluted earnings per share for the third quarter were $0.82, representing a 17% increase over adjusted diluted earnings per share for the third quarter of 2005. Excluding the impact of SFAS 123(R), adjusted diluted earnings per share for the first nine months of 2006 were $2.58, representing a 15% increase over adjusted diluted earnings per share for the first nine months of 2005.
“We were pleased to exceed our earnings guidance even though sales were not as strong as previously forecasted,” said Ray Elliott, Zimmer Chairman, President and CEO. “We have been about a quarter behind all year relative to anticipated sales growth rates, however, the third quarter was stronger than the second and we expect the fourth to be stronger than the third. The trends continue to be positive—during the month of September, on a day-rate basis, the combined Americas hip and knee growth was more than 12 percent, and during the third quarter, our entire Asia Pacific business grew double digit constant currency.”
The Company said the Zimmer® Gender Solutions™ Knee is being very well received by surgeons and patients. The Company introduced its Gender Solutions knee implant in May as part of an overall strategy to address gender-specific orthopaedic issues. Initial implant and provisional sets were provided only to surgeon developers. Product availability continues to expand and the Company expects to have over 1,200 sets deployed to the market by year-end 2006. Women currently account for more than 60 percent of all knee replacements yet, until the release of the Gender Solutions knee, no product has ever specifically addressed all of the clinically relevant anatomical differences between men and women. Zimmer launched its first-ever major direct-to-patient marketing program earlier this month featuring “The Blue Ladies” by artist R. O. Blechman (of The New Yorker magazine fame). Targeted television and print advertising has been added to a public relations program that had already generated more than 100 million media impressions since June.

During the quarter, the Company also expanded the release of two important hip products in the alternate bearing category: the Durom® Acetabular Cup with Metasul® LDH™ Large Diameter Heads; and the Trilogy AB® Ceramic-on-Ceramic Acetabular System. “With our array of new products, which also includes the exclusive Trabecular Metal™ Primary Hip Prosthesis and the EPOCH® II Composite Hip Stem, we are well positioned for 2007 to address a wide spectrum of surgeon preferences and patient requirements,” said Elliott.
The Company says it has substantially completed the integration of Centerpulse AG, which it acquired on October 3, 2003, completing over 3,000 milestones, with only a few manufacturing, distribution and information technology projects to be carried into 2007. The Company said it has already realized annual synergies of more than $100 million, exceeding the originally projected $70 to $90 million, and additional synergies should be realized in 2007. “We are pleased with the spirit and dedication shown by all of our employees during this process and we are now moving ahead as one fully integrated global company,” said Elliott.
In the third quarter, Zimmer purchased 4.8 million common shares for a total of $314 million as part of its $1 billion repurchase program announced in 2006. There is $365 million still available through the end of 2007.
Sales Tables
The following tables provide sales results by geographic segment and product category, as well as the percentage change compared to the prior year quarter and nine months on both a reported and constant currency basis.

NET SALES — THREE MONTHS ENDED SEPTEMBER 30, 2006
(in millions, unaudited)

			Constant
	Net	Reported	Currency
	Sales	% Growth	% Growth
Geographic Segments
Americas	$502	6%	6%
Europe	197	11	7
Asia Pacific	121	8	11

Total	820	8	7

Product Categories
Reconstructive
Americas	405	8	7
Europe	175	10	6
Asia Pacific	96	7	10

Total	676	8	7

Knees
Americas	225	6	6
Europe	72	13	9
Asia Pacific	41	10	12

Total	338	8	7

Hips
Americas	141	8	8
Europe	90	6	2
Asia Pacific	47	3	6

Total	278	7	6

Extremities	18	17	16

Dental	42	20	19

Trauma	49	9	9

Spine	42	10	10

Orthopaedic Surgical Products and other	53	(4)	(4)

NET SALES — NINE MONTHS ENDED SEPTEMBER 30, 2006
(in millions, unaudited)

			Constant
	Net	Reported	Currency
	Sales	% Growth	% Growth
Geographic Segments
Americas	$1,539	6%	6%
Europe	664	4	6
Asia Pacific	359	3	8

Total	2,562	5	6

Product Categories
Reconstructive
Americas	1,246	7	7
Europe	595	3	5
Asia Pacific	286	2	7

Total	2,127	5	7

Knees
Americas	700	6	6
Europe	251	6	9
Asia Pacific	122	3	8

Total	1,073	6	7

Hips
Americas	430	7	7
Europe	299	(1)	1
Asia Pacific	141	(1)	4

Total	870	3	5

Extremities	55	14	15

Dental	129	19	19

Trauma	144	8	9

Spine	132	12	12

Orthopaedic Surgical Products and other	159	(5)	(5)

Net earnings for the third quarter were $183 million on a reported basis, and were $187 million adjusted. Included in adjusted earnings for the third quarter of 2006 is $12 million of after tax expense due to the January 1, 2006 adoption of SFAS 123(R), Share-Based Payment. Third quarter adjusted net earnings, excluding the effect of share-based payment, were $199 million, a 14% increase over the third quarter of 2005.
Net earnings for the first nine months of 2006 were $590 million on a reported basis, and were $598 million adjusted, an increase of 7% adjusted over the prior year period. Included in adjusted earnings for the first nine months of 2006 is $39 million of after tax expense due to the January 1, 2006 adoption of SFAS 123(R), Share-Based Payment. First nine months 2006 adjusted net earnings, excluding the effect of share-based payment, were $637 million, a 14% increase over the first nine months of 2005.
Guidance
The Company is revising its previous sales guidance for the fourth quarter of 2006 to a range of $922 million to $932 million, which represents a 9% to 10% increase over the prior year. It is also reaffirming its previous adjusted diluted earnings per share guidance of $0.99 for the same period.
Conference Call
The Company will conduct its third quarter 2006 investor conference call on Thursday, October 26, 2006, at 8:00 a.m. Eastern Time. The live audio webcast can be accessed via Zimmer’s Investor Relations website at http://investor.zimmer.com. It will be archived for replay following the conference.
Individuals who wish to dial into the conference call may do so at (800) 406-1106. International callers should dial (706) 634-7075. A digital recording will be available two hours after the completion of the conference call from October 26, 2006 to November 9, 2006. To access the recording, US/Canada callers should dial (800) 642-1687, or for International callers, dial (706) 645-9291, and enter the Conference ID, 8092596. A copy of this press release and other financial and statistical information about the periods to be presented in the conference call will be accessible through the Zimmer website at http://investor.zimmer.com.
As previously announced, the Company will conduct a meeting for investment analysts on Wednesday, February 14, 2007, during the American Academy of Orthopaedic Surgeons meeting in San Diego. The meeting will be held at 5:00 p.m. (Pacific Time); the location will be announced when it is finalized.
The investment analyst meeting will be hosted by Ray Elliott, Chairman, President and CEO, and Sam Leno, Executive Vice President, Finance and Corporate Services and Chief Financial Officer, and will feature a presentation and question-and-answer period.
To avoid any delay in starting the meeting on time, investment analysts are encouraged to pre-register for the meeting by contacting Michele Picillo in advance of the meeting at 574-372-4474 or by e-mail at michele.picillo@zimmer.com
About the Company
Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer is the worldwide #1 pure-play orthopaedic leader in designing, developing, manufacturing and marketing reconstructive and spinal implants, trauma and related orthopaedic surgical products. Zimmer has operations in more than 24 countries around the world and sells products in more than 100 countries. Zimmer’s 2005 sales were approximately $3.3 billion. The Company is supported by the efforts of more than 6,700 employees worldwide.
###
For more information about Zimmer and the Gender Solutions™ Knee Implant, visit www.zimmer.com

Note on Non-GAAP Financial Measures
As used in this press release, the term “adjusted” refers to operating performance measures that exclude acquisition, integration and other expenses and inventory step-up. This press release also includes adjusted performance measures that exclude the effect of share-based payment, which is also a non-GAAP financial measure. The term “constant currency” refers to any financial measure that excludes the effect of changes in foreign currency exchange rates. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measure are included in this press release.
Zimmer Safe Harbor Statement
This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 based on current expectations, estimates, forecasts and projections about the orthopaedics industry, management’s beliefs and assumptions made by management. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, our ability to successfully integrate acquired businesses, the outcome of the Department of Justice investigations announced in March 2005 and June 2006, price and product competition, rapid technological development, demographic changes, dependence on new product development, the mix of our products and services, supply and prices of raw materials and products, customer demand for our products and services, control of costs and expenses, our ability to form and implement alliances, international growth, governmental laws and regulations affecting our U.S. and international businesses, including tax obligations and risks, product liability and intellectual property litigation losses, reimbursement levels from third-party payors, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see our periodic reports filed with the U.S. Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in our periodic reports. Readers of this document are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this document.

ZIMMER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2006 and 2005
(in millions, except per share amounts, unaudited)

	2006	2005	% Inc/Dec
Net Sales	$819.8	$762.5	8%
Cost of products sold	183.2	174.5	5

Gross Profit	636.6	588.0	8

Research and development	46.7	43.9	6
Selling, general and administrative	330.4	295.8	12
Acquisition, integration and other	5.0	7.7	(35)

Operating expenses	382.1	347.4	10

Operating Profit	254.5	240.6	6
Interest income (expense)	0.6	(2.1)	125

Earnings before income taxes and minority interest	255.1	238.5	7
Provision for income taxes	71.9	69.7	3
Minority interest	0.1	(0.2)	188

Net Earnings	$183.3	$168.6	9

Earnings Per Common Share
Basic	$0.76	$0.68	12
Diluted	$0.76	$0.67	13

Weighted Average Common Shares Outstanding
Basic	240.4	247.4
Diluted	242.6	250.2

ZIMMER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 and 2005
(in millions, except per share amounts, unaudited)

	2006	2005	% Inc/(Dec)
Net Sales	$2,561.8	$2,437.8	5%
Cost of products sold	572.6	553.6	3

Gross Profit	1,989.2	1,884.2	6

Research and development	142.7	129.6	10
Selling, general and administrative	1,010.1	945.9	7
Acquisition, integration and other	9.5	34.7	(73)

Operating expenses	1,162.3	1,110.2	5

Operating Profit	826.9	774.0	7
Interest income (expense)	2.3	(13.5)	(117)

Earnings before income taxes and minority interest	829.2	760.5	9
Provision for income taxes	239.0	227.0	5
Minority interest	(0.4)	(0.6)	(38)

Net Earnings	$589.8	$532.9	11

Earnings Per Common Share
Basic	$2.41	$2.16	12
Diluted	$2.39	$2.13	12

Weighted Average Common Shares Outstanding
Basic	244.6	246.8
Diluted	246.8	249.7

ZIMMER HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2006 and DECEMBER 31, 2005
(in millions)

	September 30,	December 31,
	2006	2005
	(unaudited)
Assets
Current Assets:
Cash and equivalents	$275.6	$233.2
Restricted cash	2.3	12.1
Receivables, net	589.4	524.2
Inventories, net	630.9	583.7
Other current assets	208.1	222.4

Total current assets	1,706.3	1,575.6

Property, plant and equipment, net	751.1	708.8
Goodwill	2,532.6	2,428.8
Intangible assets, net	731.1	756.6
Other assets	187.4	252.1

Total Assets	$5,908.5	$5,721.9

Liabilities and Shareholders’ Equity

Current liabilities	$678.8	$606.9
Other long-term liabilities	322.2	348.3
Long-term debt	100.9	81.6
Minority interest	2.6	2.3
Shareholders’ equity	4,804.0	4,682.8

Total Liabilities and Shareholders’ Equity	$5,908.5	$5,721.9

ZIMMER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 and 2005
(in millions, unaudited)

	2006	2005
Cash flows provided by (used in) operating activities
Net earnings	$589.8	$532.9
Depreciation and amortization	144.8	136.0
Share-based compensation	56.0	—
Inventory step-up	—	4.6
Income tax benefits from stock option exercises	5.8	33.8
Excess income tax benefits from stock option exercises	(3.7)	—
Changes in operating assets and liabilities
Income taxes	67.6	77.7
Receivables	(47.9)	(38.8)
Inventories	(34.5)	(75.6)
Accounts payable and accrued expenses	22.7	(30.9)
Other assets and liabilities	(7.0)	(12.0)

Net cash provided by operating activities	793.6	627.7

Cash flows provided by (used in) investing activities
Additions to instruments	(93.0)	(129.6)
Additions to other property, plant and equipment	(84.4)	(65.5)
Implex acquisition, net of acquired cash	(8.5)	—
Proceeds from sale of property, plant and equipment	16.2	—
Other	(5.0)	(9.7)

Net cash used in investing activities	(174.7)	(204.8)

Cash flows provided by (used in) financing activities
Proceeds from issuance of common stock	25.4	75.1
Excess income tax benefits from stock option exercises	3.7	—
Repurchase of common stock	(630.9)	—
Net proceeds/(payments) on lines of credit	18.8	(5.3)
Payments on term loan	—	(550.0)
Debt issuance costs	—	(1.9)

Net cash used in financing activities	(583.0)	(482.1)

Effect of exchange rates on cash and equivalents	6.5	(3.6)

Increase (decrease) in cash and equivalents	42.4	(62.8)
Cash and equivalents, beginning of period	233.2	154.6

Cash and equivalents, end of period	$275.6	$91.8

ZIMMER HOLDINGS, INC.
NET SALES BY GEOGRAPHIC SEGMENT
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006 and 2005
(in millions, unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2006	2005	% Increase	2006	2005	% Increase
Americas	$502.4	$473.3	6%	$1,539.3	$1,448.4	6%
Europe	196.9	178.0	11	664.0	640.7	4
Asia Pacific	120.5	111.2	8	358.5	348.7	3

Total	$819.8	$762.5	8	$2,561.8	$2,437.8	5

ZIMMER HOLDINGS, INC.
NET SALES BY PRODUCT CATEGORY
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006 and 2005
(in millions, unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2006	2005	% Inc/(Dec)	2006	2005	% Inc/(Dec)
Reconstructive	$676.0	$624.4	8%	$2,127.3	$2,018.7	5%
Trauma	48.4	44.3	9	144.2	134.1	8
Spine	42.2	38.4	10	131.3	117.8	12
OSP and other	53.2	55.4	(4)	159.0	167.2	(5)

Total	$819.8	$762.5	8	$2,561.8	$2,437.8	5

ZIMMER HOLDINGS, INC.
RECONCILIATION OF REPORTED % GROWTH TO
CONSTANT CURRENCY % GROWTH
(unaudited)

	For the Three Months Ended
	September 30, 2006
		Foreign	Constant
	Reported	Exchange	Currency
	% Growth	Impact	% Growth
Geographic Segments
Americas	6%	0%	6%
Europe	11	4	7
Asia Pacific	8	(3)	11
Total	8	1	7

Product Categories
Reconstructive
Americas	8	1	7
Europe	10	4	6
Asia Pacific	7	(3)	10
Total	8	1	7

Knees
Americas	6	0	6
Europe	13	4	9
Asia Pacific	10	(2)	12
Total	8	1	7

Hips
Americas	8	0	8
Europe	6	4	2
Asia Pacific	3	(3)	6
Total	7	1	6

Extremities	17	1	16

Dental	20	1	19

Trauma	9	0	9

Spine	10	0	10

OSP and other	(4)	0	(4)

ZIMMER HOLDINGS, INC.
RECONCILIATION OF REPORTED % GROWTH TO
CONSTANT CURRENCY % GROWTH
(unaudited)

	For the Nine Months Ended
	September 30, 2006
		Foreign	Constant
	Reported	Exchange	Currency
	% Growth	Impact	% Growth
Geographic Segments
Americas	6%	0%	6%
Europe	4	(2)	6
Asia Pacific	3	(5)	8
Total	5	(1)	6

Product Categories
Reconstructive
Americas	7	0	7
Europe	3	(2)	5
Asia Pacific	2	(5)	7
Total	5	(2)	7

Knees
Americas	6	0	6
Europe	6	(3)	9
Asia Pacific	3	(5)	8
Total	6	(1)	7

Hips
Americas	7	0	7
Europe	(1)	(2)	1
Asia Pacific	(1)	(5)	4
Total	3	(2)	5

Extremities	14	(1)	15

Dental	19	0	19

Trauma	8	(1)	9

Spine	12	0	12

OSP and other	(5)	0	(5)

ZIMMER HOLDINGS, INC.
Reconciliation of Net Earnings, Adjusted Net Earnings and
Adjusted Net Earnings, excluding the effects of share-based payment
For the Three Months Ended September 30, 2006 and 2005
(in millions, unaudited)

	Three Months
	Ended September 30,
	2006	2005
Net Earnings	$183.3	$168.6
Acquisition, integration and other	5.0	7.7
Inventory step-up	—	0.5
Tax benefit of acquisition, integration and other and inventory step-up	(1.7)	(2.7)

Adjusted Net Earnings	186.6	174.1
Share-based payment, net of tax	12.2	—

Adjusted Net Earnings, excluding the effects of share-based payment	$198.8	$174.1

ZIMMER HOLDINGS, INC.
Reconciliation of Net Earnings, Adjusted Net Earnings and
Adjusted Net Earnings, excluding the effects of share-based payment
For the Nine Months Ended September 30, 2006 and 2005
(in millions, unaudited)

	Nine Months
	Ended September 30,
	2006	2005
Net Earnings	$589.8	$532.9
Acquisition, integration and other	9.5	34.7
Inventory step-up	—	4.6
Tax benefit of acquisition, integration and other and inventory step-up	(1.6)	(12.0)

Adjusted Net Earnings	597.7	560.2
Share-based payment, net of tax	39.0	—

Adjusted Net Earnings, excluding the effects of share-based payment	$636.7	$560.2

ZIMMER HOLDINGS, INC.
Reconciliation of Diluted EPS, Adjusted Diluted EPS and
Adjusted Diluted EPS, excluding the effects of share-based payment
For the Three Months Ended September 30, 2006 and 2005
(unaudited)

	Three Months
	Ended September 30,
	2006	2005
Diluted EPS	$0.76	$0.67
Acquisition, integration and other	0.02	0.03
Inventory step-up	—	—
Tax benefit of acquisition, integration and other and inventory step-up	(0.01)	—

Adjusted Diluted EPS	0.77	0.70
Share-based payment, net of tax	0.05	—

Adjusted Diluted EPS, excluding the effects of share-based payment	$0.82	$0.70

ZIMMER HOLDINGS, INC.
Reconciliation of Diluted EPS, Adjusted Diluted EPS and
Adjusted Diluted EPS, excluding the effects of share-based payment
For the Nine Months Ended September 30, 2006 and 2005
(unaudited)

	Nine Months
	Ended September 30,
	2006	2005
Diluted EPS	$2.39	$2.13
Acquisition, integration and other	0.04	0.14
Inventory step-up	—	0.02
Tax benefit of acquisition, integration and other and inventory step-up	(0.01)	(0.05)

Adjusted Diluted EPS	2.42	2.24
Share-based payment, net of tax	0.16	—

Adjusted Diluted EPS, excluding the effects of share-based payment	$2.58	$2.24

ZIMMER HOLDINGS, INC.
Reconciliation of Net Margin, Adjusted Net Margin and
Adjusted Net Margin excluding the effects of share-based payment
For the Three and Nine Months Ended September 30, 2006
(unaudited)

	Three Months Ended	Nine Months Ended
	September 30,	September 30,
	2006	2006
Net Margin	22.4%	23.0%
Acquisition, integration and other, net of tax	0.4	0.3

Adjusted Net Margin	22.8	23.3
Share-based payment, net of tax	1.4	1.6

Adjusted Net Margin excluding the effects of share-based payment	24.2%	24.9%

ZIMMER HOLDINGS, INC.
Reconciliation of Operating Margin, Adjusted Operating Margin and
Adjusted Operating Margin excluding the effects of share-based payment
For the Three and Nine Months Ended September 30, 2006
(unaudited)

	Three Months Ended	Nine Months Ended
	September 30,	September 30,
	2006	2006
Operating Margin	31.1%	32.3%
Acquisition, integration and other	0.6	0.3

Adjusted Operating Margin	31.7	32.6
Share-based payment	2.0	2.2

Adjusted Operating Margin excluding the effects of share-based payment	33.7%	34.8%

ZIMMER HOLDINGS, INC.
Reconciliation of Gross Margin, Adjusted Gross Margin and
Adjusted Gross Margin excluding the effects of share-based payment
For the Three and Nine Months Ended September 30, 2006
(unaudited)

	Three Months Ended	Nine Months Ended
	September 30,	September 30,
	2006	2006
Gross Margin and Adjusted Gross Margin	77.7%	77.6%
Share-based payment	0.3	0.3

Adjusted Gross Margin excluding the effects of share-based payment	78.0%	77.9%

ZIMMER HOLDINGS, INC.
RECONCILIATION OF 2006 PROJECTED DILUTED EPS
AND PROJECTED ADJUSTED DILUTED EPS
(unaudited)
Projected Three Months Ended December 31, 2006:

Diluted EPS	$0.98
Acquisition, integration and other, net of tax	0.01

Adjusted Diluted EPS	$0.99